Exhibit 7

POWER OF ATTORNEY

FOR EXECUTING SCHEDULE 13D AND SCHEDULE 13G

The undersigned hereby constitutes and appoints each of Pamela E. Powers and David K. Schumacher, with full power of substitution, as an undersigned’s true and lawful attorney-in-fact to:

(1)	Execute for and on behalf of the undersigned any Schedule 13D or Schedule 13G (including amendments thereto) in accordance with Sections 13(d) or 13(g) of the Securities and Exchange Act of 1934 (the “Exchange Act”), but only to the extent each schedule relates to the undersigned’s beneficial ownership of securities of Clearwire Corporation;

(2)	Do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any Schedule 13D or Schedule 13G (including amendments thereto) and timely file the schedules with the Securities and Exchange Commission and any stock exchange or quotation system, self-regulatory association or any other authority, and provide a copy as required by law or advisable to such persons as the attorney-in-fact deems appropriate; and

(3)	Take any other action in connection with the foregoing that, in the opinion of the attorney-in-fact, may be of benefit to, in the best interest of or legally required of the undersigned, it being understood that the documents executed by the attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in the form and shall contain the terms and conditions as the attorney-in-fact may approve in the attorney-in-fact’s discretion.

The undersigned hereby grants to each attorney-in-fact full power and authority to do and perform all and every act requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that each attorney-in-fact shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers granted herein. The undersigned acknowledges that none of the attorneys-in-fact, in serving in such capacity at the request of the undersigned, is assuming any of the undersigned’s responsibilities to comply with Sections 13(d) or 13(g) of the Exchange Act.

The undersigned agrees that each attorney-in-fact may rely entirely on information furnished orally or in writing by or at the direction of the undersigned to the attorney-in-fact. The undersigned also agrees to indemnify and hold harmless each attorney-in-fact against any losses, claims, damages or liabilities (or actions in these respects) that arise out of or are based upon any untrue statements or omissions of necessary facts in the information provided by or at the direction of the undersigned, or upon the lack of timeliness in the delivery of information by or at the direction of the undersigned, to the attorneys-in fact for purposes of executing, acknowledging, delivering or filing a Schedule 13D or Schedule 13G (including amendments thereto) and agrees to reimburse each attorney-in-fact on demand for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action; provided, however, that the recourse under the foregoing indemnity shall be limited to the assets of the undersigned except in the case of gross negligence, actual fraud or willful misconduct.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file a Schedule 13D or Schedule 13G (including amendments thereto) with respect to the undersigned’s holdings of and transactions in securities issued by Clearwire Corporation, unless earlier revoked by the undersigned in a signed writing delivered to the attorney-in-fact. This Power of Attorney does not revoke any other power of attorney that the undersigned has previously granted.

(Signature Page Follows)

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date written below.

HALIM DANIEL 2012 TRUST

By:	/s/ Michael Wheaton
Name:	Michael Wheaton
Title:	Trustee

Date:	April 25, 2013